Exhibit 10.4

Allocation Agreement

Between

DISH Network Corporation

and

EchoStar Corporation

This Allocation Agreement (this “Agreement”) is entered into as of August 4, 2009, by and between DISH Network Corporation (“DISH”), a Nevada corporation, and EchoStar Corporation (“SATS”), a Nevada corporation.

WHEREAS, the parties desire to enter into an agreement to allocate between DISH and SATS certain liabilities and expenses arising out of the litigation with Tivo Inc. (“Tivo”);

NOW THEREFORE, in consideration of the mutual promises, covenants, agreements and undertakings contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, DISH and SATS hereby agree, intending to be legally bound, as follows:

1.             Indemnification by DISH.  DISH shall indemnify, defend and hold harmless SATS, each member of the Company Group and each of their respective current and former directors, officers and employees, and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the “SATS Indemnified Parties”), from and against any and all liabilities and costs of defense arising out of or relating to the litigation with Tivo, including any litigation arising from any further design-around.

2.             Payment.  SATS shall pay DISH an amount equal to its $5,000,000 intellectual property liability limit under that certain Receiver Agreement between EchoStar Technologies L.L.C. (a subsidiary of SATS) and EchoSphere L.L.C. (a subsidiary of DISH), dated December 31, 2007 (the “Receiver Agreement”); provided that, such $5,000,000 payment shall not exhaust SATS’ potential liability under the Receiver Agreement for other intellectual property claims.

3.             Intellectual Property.  DISH and SATS shall jointly own (50/50) any intellectual property developed in connection with any further design-around and shall have a royalty-free, perpetual license to use such intellectual property with any manufacturer.

5.             Further Assurances.  DISH and SATS agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement as provided for in Section 4.2 of that certain Separation Agreement by and between DISH and SATS dated December 31, 2007 (the “Separation Agreement”).

6.             Capitalized Terms.  Capitalized terms used herein, but not otherwise defined, shall have the meaning ascribed to them in the Separation Agreement.

7.             Dispute Resolution.  Any dispute arising under this agreement shall be settled in accordance with the provisions of Article VIII of the Separation Agreement.

8.             Governing Law.  This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws rules thereof to the extent such rules would require the application of the law of another jurisdiction.

9.                             Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersede all previous agreements, negotiations, discussions, understandings, writings, commitments and conversations between the parties hereto with respect to such subject matter. No agreements or understandings exist between the parties hereto other than those set forth or referred to herein or therein.

10.                           Severability.  If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof or thereof, or the application of such provision to Persons or circumstances or in jurisdictions other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby or thereby, as the case may be, is not affected in any manner adverse to any party hereto or thereto. Upon such determination, the parties hereto shall negotiate in good faith in an effort to agree upon such a suitable and equitable provision to effect the original intent of the parties hereto.

11.           Waiver.

(a)  Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or the parties hereto entitled to the benefit thereof.  Any such waiver shall be validly and sufficiently given for the purposes of this Agreement if, as to any party hereto, it is in writing signed by an authorized representative of such party.

(b)  Waiver by any party hereto of any default by the other party hereto of any provision of this Agreement shall not be construed to be a waiver by the waiving party of any subsequent or other default, nor shall it in any way affect the validity of this Agreement or any party hereof or prejudice the rights of the other party thereafter to enforce each and ever such provision.  No failure or delay by any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

12.           Controlling Documents. To the extent that the provisions of this Allocation Agreement, conflict with the provisions of the Separation Agreement or any other agreement between DISH and any of its subsidiaries on the one hand, and SATS and any of its subsidiaries, on the other hand, the provisions of this Allocation Agreement shall govern.

13.           Specific Performance.  The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate, and that, as between DISH and SATS, any party hereto by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy.  Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement as between DISH and SATS, or prevent any violation hereof, and, to the extent permitted by Applicable Law, as between DISH and SATS, each party hereto waives any objection to the imposition of such relief.

14.           Amendments.  No provisions of this Agreement shall be deemed amended, modified or supplemented by any party hereto, unless such amendment, supplement or modification is in writing and signed by the authorized representative of the party against whom it is sought to enforce such amendment, supplement or modification.

15.           Notices.  All notices or other communications required or permitted to be given hereunder shall be in writing, shall be delivered by hand or sent by facsimile or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or facsimile (upon receipt of confirmation), or if mailed, one day after mailing, as follows:

If to DISH:                             9601 S. Meridian Blvd.
Englewood, CO 80112
Attention: General Counsel
Fax: (303) 723-1699

If to SATS:                            100 Inverness Terrace East
Englewood, CO 80112
Attention: General Counsel
Fax: (303) 723-1699

16.           Headings; Construction.   The captions of sections and subsections in this Agreement are provided for convenience only and shall not be considered in resolving questions of interpretation or construction of this Agreement. DISH and SATS hereby acknowledge and agree that the rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments hereof.

17.           Counterparts.   This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties thereto and delivered to the other party or parties.

WHEREFORE, the parties have signed this Agreement effective as of the date first set forth above.

DISH NETWORK CORPORATION

By:
Name:
Title:

ECHOSTAR CORPORATION

By:
Name:
Title: